EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
Media Contacts:
Amanda Miller, Amanda.C.Miller@aexp.com, +1.408.219.0563
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836

Investors/Analysts Contacts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Amanda Blumstein, Amanda.Blumstein@aexp.com, +1.212.640.5574

AMERICAN EXPRESS DELIVERS RECORD SECOND-QUARTER REVENUE OF $17.9 BILLION, UP 9% YEAR-OVER-YEAR, AND
EARNINGS PER SHARE OF $4.08
CARD MEMBER SPENDING REACHES QUARTERLY HIGH, UP 7% OVER LAST YEAR
COMPANY REAFFIRMS FULL-YEAR 2025 REVENUE AND EPS GUIDANCE

(Millions, except per share amounts, and where indicated)

	Quarters Ended June 30,		Percentage Inc/(Dec)	Six Months Ended June 30,		Percentage Inc/(Dec)
	2025	2024		2025	2024
Billed Business (Billions) FX-adjusted[1]	$416.3	$388.2 $390.7	7% 7%	$803.7	$755.2 $754.6	6% 7%
Total Revenues Net of Interest Expense FX-adjusted[1]	$17,856	$16,333 $16,408	9% 9%	$34,823	$32,134 $32,060	8% 9%
Net Income	$2,885	$3,015	(4)%	$5,469	$5,452	—%
Diluted Earnings Per Common Share (EPS)[2]	$4.08	$4.15	(2)%	$7.71	$7.48	3%
Adjusted EPS Excluding Transaction Gain[3]	$4.08	$3.49	17%	$7.71	$6.82	13%
Average Diluted Common Shares Outstanding	699	717	(3)%	701	719	(3)%

New York – July 18, 2025 – American Express Company (NYSE: AXP) today reported second-quarter net income of $2.9 billion, compared with net income of $3.0 billion a year ago. Earnings per share was $4.08, down 2 percent from $4.15 a year ago, or up 17 percent excluding the $0.66 gain from the sale of Accertify in the prior year.
“Our second-quarter results continued the strong momentum we have seen in our business over the last several quarters, with revenues growing 9 percent year-over-year to reach a record $17.9 billion, and adjusted EPS rising 17 percent,” said Stephen J. Squeri, Chairman and Chief Executive Officer.
“We saw record Card Member spending in the quarter, demand for our premium products was strong, and our credit performance remained best in class. Based on our strong performance year to date, we are reaffirming our full-year guidance for revenue growth of 8 to 10 percent and EPS of $15.00 to $15.50.

“Looking at the upcoming refresh of our U.S. Consumer and Business Platinum Cards this fall, we are confident in our ability to sustain our leadership in the premium space, drawing on our competitive strengths. With our differentiated Membership model and proven product refresh strategy, combined with the expansion of the premium category, we see a long runway for growth.”
Consolidated Financial Results

Second-quarter consolidated total revenues net of interest expense were $17.9 billion, up 9 percent year-over-year. The increase was primarily driven by increased Card Member spending, higher net interest income supported by growth in revolving loan balances, and continued strong card fee growth.
Consolidated provisions for credit losses were $1.4 billion, compared with $1.3 billion a year ago. The increase reflected a higher net reserve build and higher net write-offs year-over-year driven by growth in Total loans and Card Member receivables. The second-quarter net write-off rate was 2.0 percent, down from 2.1 percent a year ago.[4]
Consolidated expenses were $12.9 billion, up 14 percent year-over-year. The increase was driven by higher operating expenses, primarily due to the prior year gain from the sale of Accertify and higher investments in enterprise risk management capabilities and technology, and higher variable customer engagement costs driven by increased Card Member spending and usage of travel-related benefits.
The consolidated effective tax rate was 18.7 percent, down from 20.4 percent a year ago, primarily reflecting discrete tax benefits in the current quarter related to the resolution of prior year tax items.

Business Highlights
•The results of the 2025 Comprehensive Capital Analysis and Review demonstrated that American Express has the lowest projected credit card loss rate and highest projected Return on Assets under the Federal Reserve’s stress test.[5]
•American Express announced major updates coming to the Consumer and Business Platinum Cards in the U.S. this fall.
•The new Coinbase One Card will launch on the American Express network.
•The company ranked #1 U.S. Credit Card Mobile App and #1 U.S. Credit Card Website Experience for Customer Satisfaction by J.D. Power.[6]
•American Express ranked #4 on the 2025 Best Companies to Work For® in the U.S. list by Great Place to Work®.

# # #
This earnings release should be read in conjunction with the company’s statistical tables for the second quarter 2025, which include information regarding our reportable operating segments, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss second-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

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1	As used in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for current period apply to the corresponding prior-year period against which such results are being compared). FX-adjusted revenues is a non-GAAP measure. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
2
Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards of $18 million and $23 million for the three months ended June 30, 2025 and 2024, respectively, and $36 million and $41 million for the six months ended June 30, 2025 and 2024, respectively, and (ii) dividends on preferred shares of $15 million for both the three months ended June 30, 2025 and 2024, and $29 million for both the six months ended June 30, 2025 and 2024.

3	Adjusted diluted earnings per common share, a non-GAAP measure, excludes the $0.66 per share impact of the gain from the sale of Accertify, Inc. recognized in the second quarter of 2024. See Appendix I for a reconciliation to EPS on a GAAP basis. Management believes adjusted EPS is useful in evaluating the ongoing operating performance of the company.
4
Net write-off rates are based on principal losses only (i.e., excluding interest and/or fees) and represent consumer and small business Card Member loans and receivables (net write-off rates based on principal losses only are unavailable for corporate). We present a net write-off rate based on principal losses only to be consistent with industry convention. Net write-off rates including interest and fees are presented in the Statistical Tables for the second quarter of 2025 available on the above-mentioned American Express Investor Relations website, as our practice is to include uncollectible interest and/or fees as part of our total provision for credit losses.

5
Federal Reserve estimates for credit card losses as a percent of average credit card loan balances and pre-tax net income as a percent of average assets (Return on Assets) under the severely adverse scenario for the nine-quarter projection period from the first quarter of 2025 to the first quarter of 2027. See 2025 Federal Reserve Stress Test Results (June 2025). The Comprehensive Capital Analysis and Review (CCAR) results represent estimates under a hypothetical macroeconomic scenario that is more adverse than the current and economist consensus forecasted macroeconomic environments. Thus, these estimates are not forecasts and are not necessarily indicative of future performance under a severe stress scenario. Actual results could differ materially.

6
American Express received the highest score in the J.D. Power 2025 U.S. Credit Card Mobile App and Online Credit Card Satisfaction Study, which measure customer satisfaction with financial institutions’ mobile applications and website experience for credit card account management. Visit jdpower.com/awards for more details.

As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.
•Variable customer engagement costs represent the aggregate of Card Member rewards, business development, and Card Member services expenses.

ABOUT AMERICAN EXPRESS
American Express (NYSE: AXP) is a global payments and premium lifestyle brand powered by technology. Our colleagues around the world back our customers with differentiated products, services and experiences that enrich lives and build business success.
Founded in 1850 and headquartered in New York, American Express’ brand is built on trust, security, and service, and a rich history of delivering innovation and Membership value for our customers. With over a hundred million merchant locations across our global network, we seek to provide the world’s best customer experience every day to a broad range of consumers, small and medium-sized businesses, and large corporations.
For more information about American Express, visit americanexpress.com, americanexpress.com/en-us/newsroom/, and ir.americanexpress.com.

Source: American Express Company
Location: Global

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2025, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, those that are set forth under the caption “Cautionary Note Regarding Forward-Looking Statements” in the company’s current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 18, 2025 (the Form 8-K Cautionary Note), which are incorporated by reference into this release. Those factors include, but are not limited to, the following:

•the company’s ability to achieve its 2025 earnings per common share (EPS) outlook and grow EPS in the future, which will depend in part on revenue growth, credit performance, credit reserve levels and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, coverage, marketing, technology and talent), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs and the Form 8-K Cautionary Note, as well as the following: macroeconomic and geopolitical conditions, including the effects of announced or future tariff increases, global trade relations, changes to consumer and business confidence, international tensions, hostilities and instability, a slowdown in U.S. or global economic growth, higher rates of unemployment, changes in interest rates, inflation, supply chain issues, market volatility, energy costs and fiscal and monetary policies; the impact of any future contingencies, including, but not limited to, legal costs and settlements, the imposition of fines or monetary penalties, increases in Card Member remediation, investment gains or losses, restructurings, impairments and changes in reserves; issues impacting brand perceptions and the company’s reputation; changes in the competitive environment; impacts related to acquisitions, cobrand and other partner agreements, portfolio sales and joint ventures; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;

•the company’s ability to achieve its 2025 revenue growth outlook and grow revenues net of interest expense in the future, which could be impacted by, among other things, the factors identified above, in the subsequent paragraphs and in the Form 8-K Cautionary Note, as well as the following: spending volumes and the spending environment not being consistent with expectations, including spending by U.S. consumer and small business Card Members, such as due to uncertain business and economic conditions, as well as a decline or slowdown in cross-border and travel & entertainment spending volumes; an inability to address competitive pressures, attract and retain customers, invest in and enhance the company’s Membership Model of premium products, differentiated services and partnerships, successfully refresh its card products (including U.S. Consumer and Business Platinum Cards), grow spending and lending with customers across age cohorts (including Millennial and Gen-Z customers) and commercial segments and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global network; the effects of regulatory initiatives, including pricing and network regulation; merchant coverage growing less than expected or the reduction of merchant acceptance or the perception of coverage; increased surcharging, steering, suppression or other differential acceptance practices with respect to the company’s products; merchant discount rates changing from the company’s expectations; and changes in foreign currency exchange rates;

•the company’s ability to sustain its momentum and leadership in the premium consumer space, including with Millennial and Gen-Z consumers, and successfully refresh its U.S. Consumer Platinum Card®, which will be impacted in part by competition, levels of consumer demand for premium card products, brand perceptions (including perceptions related to merchant coverage) and reputation, and the company’s ability to develop and market new benefits and value propositions that appeal to Card Members and new customers, grow spending with new and younger age cohort Card Members, offer attractive services and rewards programs and build greater customer loyalty, which will depend in part on identifying and funding investment opportunities, addressing changing customer behaviors, new product innovation and development, Card Member acquisition efforts and enrollment processes, including through digital channels, continuing to realize the benefits from strategic partnerships, successfully implementing the company’s dining strategy and evolving the company’s infrastructure to support new products, services and benefits; and

•the company’s ability to build on its leadership in commercial payments and successfully refresh its U.S. Business Platinum Card®, which will depend in part on competition, including from financial technology companies; the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures as well as use the company’s other products and services for financing needs; the acceptance of, and economics related to, B2B payment platforms; the company’s ability to offer attractive value propositions and new products to current and potential customers; the company’s ability to enhance and expand its payment, lending, cash flow and expense management solutions, increase customer engagement, and build out a multi-product digital ecosystem to integrate its broad product set, which is dependent on the company’s continued investment in capabilities, features, functionalities, platforms and technologies and the successful integration of, and marketing of capabilities related to, the company’s Center acquisition; and the success of the company’s initiatives to support businesses, such as Small Business Saturday and other Shop Small campaigns.

A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and the company’s other reports filed with the SEC, including in the Form 8-K Cautionary Note.

American Express Company
Appendix I
Reconciliation of Adjusted EPS Excluding Transaction Gain

	Quarters Ended June 30,			Six Months Ended June 30,
	2025	2024	YoY% Inc/(Dec)	2025	2024	YoY% Inc/(Dec)
GAAP Diluted EPS	$4.08	$4.15	(2)%	$7.71	$7.48	3%
Accertify Gain on Sale (pretax)	$—	$0.73		$—	$0.73
Tax Impact of Accertify Gain on Sale	$—	$(0.07)		$—	$(0.07)
Accertify Gain on Sale (after tax)	$—	$0.66		$—	$0.66
Adjusted Diluted EPS Excluding the Impact of Accertify Gain	$4.08	$3.49	17%	$7.71	$6.82	13%